        As filed with the Securities and Exchange Commission on October 28, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NETWORK SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                           52-1146119

------------------------------------------                     --------------------------------
     (State or other jurisdiction of                                  (I.R.S. Employer
       incorporation or organization)                                Identification No.)

       505 Huntmar Park Drive
               Herndon, VA                                                   20170

------------------------------------------                     --------------------------------
(Address of Principal Executive Offices)                                   (Zip Code)

                 NETWORK SOLUTIONS, INC. 401(k) RETIREMENT PLAN
                            (Full title of the plan)

                                                                        Copy to:
               JAMES P. RUTT                                        JONATHAN W. EMERY
          Network Solutions, Inc.                                Network Solutions, Inc.
          505 Huntmar Park Drive                                 505 Huntmar Park Drive
           Herndon, VA 20170                                      Herndon, VA 20170
              (703) 742-0400                                         (703) 742-0400

------------------------------------------                     --------------------------------
   (Name, address and telephone number,
including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
        Title of               Amount to be             Proposed                      Proposed                  Amount of
       Securities              Registered (1)       Maximum Offering                   Maximum                Registration
    to be Registered                               Price per Share (2)      Aggregate Offering Price (2)         Fee (3)
----------------------------------------------------------------------------------------------------------------------------
   Common Stock                500,000 shares            $91.44                      $45,720,000                $12,710.16
par value $.001 per share

----------------------------------------------------------------------------------------------------------------------------

(1) To be offered pursuant to the Network Solutions, Inc. 401(k) Retirement Plan (the "Plan"). In addition, pursuant to Rule 416(c ) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Computed pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on October 22, 1999.

(3) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "1933 Act").

                               -----------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.
--------------------------------------------------------------------------------
PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        Incorporated by reference in this Registration Statement are the following documents heretofore filed by Network Solutions, Inc. (the "Company") with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

        (c) The description of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        The validity of the Common Stock will be passed upon for the Company by Jonathan W. Emery, its General Counsel.

Item 6. Indemnification of Directors and Officers

        The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of

Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 174 of the Delaware law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

        In addition to the Company's Restated Certificate of Incorporation, the Company's Bylaws provide that directors and officers shall be, and at the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defending claims. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any Bylaw, agreement, vote of stockholders or otherwise. The Company has contracted separately with its directors and officers to indemnify such individuals to the extent permitted under law and in accordance with the Company's Restated Certificate of Incorporation and Bylaws.

        The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 9. Additionally, the Registrant hereby undertakes to (i) submit the Network Solutions, Inc. 401(k) Retirement Plan (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and (ii) make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings

        (a) Rule 415 Offering. The Company hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

            (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; or

            (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

        (b) Subsequent Exchange Act Documents. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on October 27, 1999.

                                        NETWORK SOLUTIONS, INC.

                                        By /s/ J. P. RUTT
                                          --------------------------------------
                                                       James P. Rutt
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Rutt and Jonathan W. Emery, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             Name                                    Title                                       Date
             ----                                    -----                                       ----

/s/ J. P. RUTT
--------------------------     Chief Executive Officer and Director                         October  27, 1999
     James P. Rutt

/s/ MICHAEL A. DANIELS
--------------------------     Chairman of the Board                                        October  27, 1999
  Michael A. Daniels

/s/ ROBERT J. KORZENIEWSKI
--------------------------     Chief Financial Officer (Principal Financial
Robert J. Korzeniewski         Officer)                                                     October  27, 1999

/s/ MICHAEL VOSLOW
--------------------------     Vice President, Finance and Treasurer (Principal
   Michael G. Voslow           Accounting Officer)                                          October  27, 1999


/s/ ALAN BARATZ
-------------------------      Director                                                     October  27, 1999
  Alan Baratz

/s/ J. R. BEYSTER
-------------------------      Director                                                     October  27, 1999
  J. Robert Beyster

/s/ CRAIG FIELDS
-------------------------      Director                                                     October  27, 1999
   Craig I. Fields

/s/ JOHN E. GLANCY
-------------------------      Director                                                     October  27, 1999
   John E. Glancy

/s/ J. D. HEIPT
-------------------------      Director                                                     October  27, 1999
   J. Dennis Heipt

/s/ W. A. ROPER
-------------------------      Director                                                     October  27, 1999
William A. Roper, Jr.

/s/ STRATTON D. SCLAVOS
-------------------------      Director                                                     October  27, 1999
 Stratton D. Sclavos

/s/ DONALD N. TELAGE
-------------------------      Director                                                     October  27, 1999
  Donald N. Telage

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the named fiduciary of the Network Solutions, Inc. 401(k) Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on the 27th day of October, 1999.

                                        NETWORK SOLUTIONS, INC. 401(k)
                                               RETIREMENT PLAN

                                        By: /s/ JAMES M. ULAM
                                           -------------------------------------
                                             James M. Ulam
                                             Authorized Committee Member
                                             (Named Fiduciary)

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            Second Amended and Restated Certificate of Incorporation
               (incorporated by reference to Exhibit 3(i) to the Company's Form
               S-1 Registration Statement, File No. 333-30705)

4.2            Second Amended and Restated Bylaws of Network Solutions, Inc.
               (incorporated by reference to Exhibit 3(ii) to the Company's
               Quarterly Report on Form 10-Q for quarterly period ended March
               31, 1998)

5              Opinion of Jonathan W. Emery, Network Solutions, Inc.'s General
               Counsel (filed herewith)

23.1           Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2           Consent of Jonathan W. Emery, Network Solutions, Inc.'s General
               Counsel, is stated within said counsel's opinion at Exhibit No. 5

24 Powers of Attorney (filed herewith - see pages 5-6 of the Registration Statement)

99(i)          Network Solutions, Inc. 401(k) Retirement Plan (filed herewith)